UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 26, 2017
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of organization)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Credit Company LLC (“Ford Credit”) hereby incorporates by reference the news release of Ford Motor Company (“Ford” or “Company”) dated July 26, 2017 concerning Ford and Ford Credit’s second quarter 2017 financial results, which is furnished as Exhibit 99 hereto.

Beginning at 9:00 a.m. on July 26, 2017, Ford President and Chief Executive Officer Jim Hackett and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s second quarter 2017 financial results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for the call is a verbal response of “Ford Earnings.”

The presentation (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community and the news media will have the opportunity to ask questions on the call.

Investors also may access replays of the presentation beginning after 1:00 p.m. the day of the event through August 3, 2017 by dialing 1-855-859-2056 (or 1-404-537-3406 from outside the United States). The passcode for replays is 95413408.

All times referenced above are in Eastern Daylight Time.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated July 26, 2017	Furnished with this Report
of Ford Motor Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY LLC
(Registrant)

Date: July 26, 2017	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary

*
Any reference in the attached exhibit(s) to Ford’s corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated July 26, 2017
of Ford Motor Company